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                                  Exhibit 22.1

                        Subsidiaries of the Registrant


                                             Jurisdiction of
Name of Subsidiary                           Incorporation or Organization
- ------------------                           -----------------------------

Pacific Thrift and Loan Company              a California corporation

Consolidated Reconveyance Company            a California limited partnership

Lenders Posting and Publishing Company       a California limited partnership

Summit Mortgage Company                      a California limited partnership

Apex Loan Company                            a California limited partnership